     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2002


                                                      REGISTRATION NO. 333-83286

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                Amendment No. 1


                                       to

                      ------------------------------------
                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                                  ALCON, INC.
             (Exact name of registrant as specified in its charter)

           SWITZERLAND                               6719                               98-0205094
 (State or other jurisdiction of         (Primary Standard Industrial        (I.R.S. Employer Identification
  incorporation or organization)         Classification Code Number)                     Number)

                                    BOSCH 69
                                  P.O. BOX 62
                          6331 HUNENBERG, SWITZERLAND
                               011-41-41-785-8888
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               TIMOTHY R.G. SEAR
                            ALCON LABORATORIES, INC.
                               6201 SOUTH FREEWAY
                          FORT WORTH, TEXAS 76134-2099
                                 (817) 293-0450
 (Name, address, including zip code, and telephone number, including area code, of agent of service)
                      ------------------------------------
                                   COPIES TO:

               JOHN T. GAFFNEY, ESQ.                                    LINDA C. QUINN, ESQ.
              CRAVATH, SWAINE & MOORE                                   SHEARMAN & STERLING
                  WORLDWIDE PLAZA                                       599 LEXINGTON AVENUE
                 825 EIGHTH AVENUE                                 NEW YORK, NEW YORK 10022-6069
           NEW YORK, NEW YORK 10019-7475                                   (212) 848-4000
                   (212) 474-1000

                      ------------------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:     As soon
as practicable after the effective date of this registration statement.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE           AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
REGISTERED                                       REGISTERED(1)          PER SHARE             PRICE(2)       REGISTRATION FEE (3)
---------------------------------------------------------------------------------------------------------------------------------
  Common Shares, par value CHF 0.20 per
  share.....................................   76,725,000 shares          $35.00           $2,685,375,000          $247,055
---------------------------------------------------------------------------------------------------------------------------------


(1) Includes 6,975,000 common shares issuable upon the exercise of the underwriters' over-allotment option.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)Paid previously.


    The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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--------------------------------------------------------------------------------

     This Amendment No. 1 is being filed solely for the purpose of including certain Exhibits in this Registration Statement.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article X, Section 3 of the Registrant's Organizational Regulations provides that the Registrant may obtain directors' and officers' liability insurance for members of the Board of Directors of the Registrant and key executive officers of the Registrant and its subsidiaries. Pursuant to this authority, the Registrant expects to obtain directors' and officers' liability insurance for the members of the Board of Directors of the Registrant and certain officers of Alcon Laboratories, Inc., a wholly owned subsidiary of the Registrant ("Alcon Labs").

     The Registrant also expects to enter into Indemnification Agreements, in form of Exhibit 10.6 to this Registration Statement, with each of the members of its Board of Directors and certain officers of Alcon Labs pursuant to which the Registrant will advance funds to members of the Registrant's Board of Directors and these officers to defray expenses, or reimburse the expenses, incurred by such persons arising out of proceedings related to their actions in such capacities. The availability of the advance and/or reimbursement of expenses is subject to a determination by the disinterested members of the Board of Directors of the Registrant that the person seeking an advance or reimbursement of expenses acted in good faith and in the best interests of the Registrant.

ITEM 7.  RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 8.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

     The following exhibits are filed pursuant to Item 601 of Regulation S-K.


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1       Form of Underwriting Agreement
  3.1     Form of Registrant's Articles of Association
  3.2     Form of Registrant's Organizational Regulations
  4.1     Specimen Common Share Certificate
  4.2     The Registrant agrees to furnish copies of any instruments defining the rights of holders of long-term debt of the
          Registrant and its consolidated subsidiaries that does not exceed 10 percent of the total assets of the Registrant and its consolidated subsidiaries to the Commission upon
          request.
  5.1     Form of Opinion of Homburger Rechtsanwalte with respect to legality
 10.1     Separation Agreement between Nestle S.A. and the Registrant dated February 22, 2002+
 10.2     Form of 2002 Alcon Incentive Plan
 10.3     Executive Salary Continuation Plan for Alcon Universal Ltd.
          and Affiliated Companies effective January 1, 2001+
 10.4     Executive Salary Continuation Plan for Alcon Universal Ltd.
          and Affiliated Companies effective December 31, 1998+
 10.5     Phantom Stock Plan of Alcon Laboratories, Inc., Its Selected
          Affiliates, Subsidiaries and Related Corporations, effective
          January 1, 1994+
 10.6     Form of Indemnification Agreement to be entered into by the
          Registrant and the Directors and Senior Management of the
          Registrant.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 21.1     Significant Subsidiaries of the Registrant+
 23.1     Consent of KPMG LLP, Independent Auditors
 23.2     Consent of Homburger Rechtsanwalte (set forth in Exhibit
          5.1)


---------------

 +Filed previously.


ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

          (1) For purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Hunenberg, State of Zug, on March 14, 2002.



                                          ALCON, INC.



                                          By /s/ TIMOTHY R.G. SEAR
                                            ------------------------------------


                                          Name: Timothy R.G. Sear


                                          Title: Chairman





                                          By /s/ ALAIN PEDERSEN
                                            ------------------------------------


                                          Name: Alain Pedersen


                                          Title: Director



SIGNATURE                                                    TITLE                         DATE
---------                                                    -----                         ----
/s/ TIMOTHY R.G. SEAR                       Principal Executive Officer              March 14, 2002
------------------------------------------
Timothy R.G. Sear

/s/ GUIDO KOLLER                            Principal Financial Officer, Principal   March 14, 2002
------------------------------------------  Accounting Officer
Name: Guido Koller

/s/ FRANCISCO CASTANER                      Director                                 March 14, 2002
------------------------------------------
Name: Francisco Castaner


/s/ GASTON-N. BAECHLER                      Director                                 March 14, 2002
------------------------------------------
Name: Gaston-N. Baechler


/s/ CLAUDE ROSSIER                          Director                                 March 14, 2002
------------------------------------------
Name: Claude Rossier


/s/ ALAIN PEDERSEN                          Director                                 March 14, 2002
------------------------------------------
Name: Alain Pedersen


/s/ TIMOTHY R.G. SEAR                       Authorized Representative in the United  March 14, 2002
------------------------------------------  States
Name: Timothy R.G. Sear

                                 EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1       Form of Underwriting Agreement
  3.1     Form of Registrant's Articles of Association
  3.2     Form of Registrant's Organizational Regulations
  4.1     Specimen Common Share Certificate
  4.2     The Registrant agrees to furnish copies of any instruments defining the rights of holders of long-term debt of the
          Registrant and its consolidated subsidiaries that does not exceed 10 percent of the total assets of the Registrant and its consolidated subsidiaries to the Commission upon
          request.
  5.1     Form of Opinion of Homburger Rechtsanwalte with respect to legality
 10.1     Separation Agreement between Nestle S.A. and the Registrant dated February 22, 2002+
 10.2     Form of 2002 Alcon Incentive Plan
 10.3     Executive Salary Continuation Plan for Alcon Universal Ltd.
          and Affiliated Companies effective January 1, 2001+
 10.4     Executive Salary Continuation Plan for Alcon Universal Ltd.
          and Affiliated Companies effective December 31, 1998+
 10.5     Phantom Stock Plan of Alcon Laboratories, Inc., Its Selected
          Affiliates, Subsidiaries and Related Corporations, effective
          January 1, 1994.+
 10.6     Form of Indemnification Agreement to be entered into by the
          Registrant and the Directors and Senior Management of the
          Registrant.
 21.1     Significant Subsidiaries of the Registrant+
 23.1     Consent of KPMG LLP, Independent Auditors
 23.2     Consent of Homburger Rechtsanwalte (set forth in Exhibit
          5.1)


---------------
 +Filed previously.